UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 8, 2008

                                    CDEX INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-49845                 52-2336836
           ------                      ---------                 ----------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)

        4555 South Palo Verde, Suite 123
                 Tucson, Arizona                             85714
                 ---------------                             -----
     (Address of principal executive offices)              (Zip Code)

                                 (520) 745-5172
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 8, 2008, Malcolm Philips, CEO of CDEX Inc. and other officers of CDEX, participated in a teleconference presentation, including a question and answer session. An audio recording of the teleconference is available at www.cdexinc.com. During the teleconference, CDEX Inc. announced that the distribution agreements with GRIFOLS International SA and Virtus Trading LLC are for three years. CDEX disclosed that the ValiMed(TM)'s average unit price is approximately $35,000, increasing in price as the number of signatures added to the unit increases. Further, CDEX estimates that each unit purchased will create a continuing annual revenue stream of approximately $15,000, if each unit utilizes 20 CDEX patented cuvettes per day. CDEX has continued with its research and development regarding the ValiMed(TM) by: increasing its signature library; increasing the sensitivity and customization ability of the second generation ValiMed(TM), referred to as the CCT; and, continuing to develop specialized models of the ValiMed(TM) such as Neonatal Intensive Care Unit and chemotherapy.

Also, during the teleconference, CDEX Inc. announced the first sale of a ID2 MethScanner. CDEX also has continued with production of the MethScanner by: finalizing the design of the MethScanner and the $35,000 custom mold with a production life cycle of approximately 1/2 million MethScanner casings, which should decrease the cost of producing units and increase the rate of production. CDEX stated that with adequate demand, its production capacity could be approximately 150 MethScanners per week by the middle of September. In addition, CDEX discussed adding a software feature allowing a user to download data from the MethScanner to a computer and into a report format; and, researching the possibility of adding heroin and cocaine to the MethScanner's detection capabilities.

In addition, Mr. Philips discussed the financial prospects for the company and stated that he anticipates that CDEX will become profitable in 2009 given certain financial assumptions including sales.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CDEX INC.

Date: July 14, 2008                   By:    /s/ Malcolm H. Philips, Jr.
                                             ---------------------------
                                             Malcolm H. Philips, Jr., President